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                                                                    EXHIBIT 23.2




INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

Board of Directors and Shareholders
H&R Block, Inc.
Kansas City, Missouri

We consent to the incorporation by reference in Post-Effective Amendment No. 4 to Registration Statement No. 33-185 of H&R Block, Inc. and subsidiaries (relating to shares of Common Stock issued under the 1984 Long-Term Executive Compensation Plan) on Form S-8; Registration Statement No. 33-33889 of H&R Block, Inc. and subsidiaries (relating to shares of Common Stock issuable under the 1989 Stock Option Plan for Outside Directors) on Form S-8; Registration Statement No. 33-54989 of H&R Block, Inc. and subsidiaries (relating to shares of Common Stock issued under the 1993 Long-Term Executive Compensation Plan) on Form S-8; Registration Statement No. 33-64147 of H&R Block, Inc. and subsidiaries (relating to shares of Delayed Convertible Preferred Stock issuable under the Spry, Inc. 1995 Stock Option Plan) on Form S-8; Registration Statement No. 333-62515 of H&R Block, Inc. and subsidiaries (relating to shares of Common Stock issuable under the Third Stock Option Plan for Seasonal Employees) on Form S-8; Registration Statement No. 333-42143 of H&R Block, Inc. and subsidiaries (relating to shares of Common Stock issued under the H&R Block Stock Plan for Non-Employee Directors) on Form S-8; and Registration Statements Nos. 333-33655 and 333-33655-01 of Block Financial Corporation and H&R Block, Inc., respectively, (relating to debt securities of Block Financial Corporation) on Form S-3 of our report dated June 16, 1998 (July 12, 1999 as to the effects of the discontinued credit card operations described in the note on the sale of subsidiaries), appearing in this Annual Report on Form 10-K of H&R Block, Inc. and subsidiaries for the year ended April 30, 2000.

Our audit of the consolidated financial statements referred to in our aforementioned report also included the 1998 financial statement schedule of H&R Block, Inc., and subsidiaries, listed in Item 14. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit. In our opinion, such 1998 financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.




/s/ Deloitte & Touche LLP


Kansas City, Missouri
July 27, 2000